B6 Sigma, Inc.
(A Development Stage Company)
Unaudited Balance Sheet
June 30, 2010

ASSETS
Current Assets
Cash	$37,611
Accounts Receivable	14,086
Total Current Assets	51,697

Fixed Assets (Net)
Furniture and Equipment	52,111
Organizational Expenditures	51,470
Patents	25,589
Total Fixed Assets	129,170

TOTAL ASSETS	$180,867

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts Payable	$28,590
Accrued Interest	7,000
Accrued Expenses	785
Total Current Liabilities	36,375

Long Term Liabilities
Convertible Notes Payable	300,000
Total Liabilities	336,375

Stockholders' Equity (Deficit)
Common Stock, $0.001 par value; 1,000,000 shares authorized;
184,000 shares issued and outstanding	184
Additional Paid-In Capital	31,120
Deficit accumulated during the development stage	(186,812)
Total Stockholders' Equity (Deficit)	(155,508)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$180,867

The accompanying notes are an integral part of these unaudited financial statements.

B6 Sigma, Inc.
(A Development Stage Company)
Unaudited Statement of Operations
Period February 5, 2010 (Date of Inception) to June 30, 2010

INCOME
Services	$32,500
Sales of Product Income	5,000
Total Revenue	37,500

EXPENSES
General and Administrative	216,312

Loss Before Other Income (Expense)	(178,812)
Other Income (Expense)
Interest Expense	(8,000)

Loss Before Income Taxes	(186,812)
Current Income Tax Expense	0
Deferred Income Tax Expense	0

NET LOSS	$(186,812)

Loss Per Common Share - Basic and Diluted	$(.98)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	189,917

The accompanying notes are an integral part of these unaudited financial statements.

B6 Sigma, Inc.
(A Development Stage Company)
Unaudited Statement of Cash Flows
Period February 5, 2010 (Date of Inception) to June 30, 2010

OPERATING ACTIVITIES
Net Income (Loss)	$(186,812)
Adjustments to reconcile Net Income (Loss) to Net Cash provided by operations:
Noncash Expenses:
Amortization	6,381
Depreciation	3,889
Change in assets and liabilities:
(Increase) in Accounts Receivable	(14,086)
Increase in Accounts Payable	28,590
Increase in Accrued Interest	7,000
Increase in Accrued Expenses	785
NET CASH (USED) BY OPERATING ACTIVITIES	(154,253)

INVESTING ACTIVITIES
Purchase of Furniture and Equipment	(56,000)
Increase in Organizational Expenditures	(57,640)
Purchase of Patent	(25,800)
NET CASH USED BY INVESTING ACTIVITIES	(139,440)

FINANCING ACTIVITIES
Proceeds of Long-Term Debt	300,000
Proceeds fron sale of Common Stock	31,304
NET CASH PROVIDED BY FINANCING ACTIVITIES	331,304

NET CASH INCREASE FOR PERIOD	37,611

CASH AT BEGINNING OF PERIOD	0

CASH AT END OF PERIOD	$37,611

Supplemental Disclosure of Cash Flow Information:
Cash paid during the peirod for:
Interest	$1,000
Income Taxes	$-

Supplemental Schedule of Non-Cash Investing and Financing Activities:
For the period ended June 30, 2010:
None

The accompanying notes are an integral part of these unaudited financial statements.

B6 SIGMA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies

Nature of Business - B6 Sigma, Inc. is a Delaware corporation, incorporated February 5, 2010, founded by a group of scientists, engineers and businessmen to develop and commercialize novel and unique manufacturing and materials technologies.  A Company trademark, In Process Quality Assurance (IPQA), is a technology that management believes will fundamentally redefine manufacturing practices by embedding quality assurance in the manufacturing processes in real time.  Management also anticipates that the Company’s core competencies will allow its clientele to combine advanced manufacturing with novel material to achieve breakthrough product potential in many industries including aerospace, defense, oil and gas, prosthetic implants, sporting goods, and power generation.

Property and Equipment – Property and equipment are stated at cost.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service.  Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  The estimated life has been determined to be three years unless a unique circumstance exists, which is then fully documented as an exception to the policy.

Fair Value of Financial Instruments – The Company estimates that the fair value of all financial instruments does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets.

Income Taxes – The Company accounts for income taxes in accordance with ASC Topic No. 740, “Accounting for Income Taxes.”

The Company adopted the provisions of ASC Topic No. 740, “Accounting for Income Taxes,” at the date of inception on February 5, 2010.  As a result of the implementation of ASC Topic No. 740, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax positions at June 30, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  During the period ended June 30, 2010, the Company recognized no interest and penalties.  The Company had no accruals for interest and penalties at June 30, 2010.

Loss Per Share – The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with ASC Topic No. 260, “Earnings Per Share.”

Condensed Financial Statements – The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2010 and for the period then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s February 28, 2010 audited financial statements.  The results of operations for the period ended June 30, 2010 are not necessarily indicative of the operating results for the full year.

Allowance for Doubtful Accounts - The Company establishes an allowance for doubtful accounts to ensure accounts receivables are not overstated due to uncollectibility.  Bad debt reserves are maintained based on a variety of factors, including the length of time receivables are past due and a detailed review of certain individual customer accounts.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.  The allowance for doubtful accounts at June 30, 2010 is $0.

Intangible Assets – Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets.  If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Recently Enacted Accounting Standards – In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU NO. 2010-24 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

Amortization - Organizational expenditures are expensed for the first $5,000 and the balance is amortized over a 15 year period.  Utility patents are amortized over a 17 year period.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.

NOTE 2 – Capital Stock

The Company has authorized 1,000,000 shares of common stock, $.001 par value.

In February, 2010 the Company issued 197,000 shares to officers and investors for cash of $31,428.

On March 1, 2010, the Company entered into a Letter of Intent with FrameWaves, Inc., a Nevada corporation, pursuant to which FrameWaves, Inc. agreed to acquire 100% of the issued and outstanding capital stock of the Company in a reorganization under Section 351 and/or 368 of the Internal Revenue Code of 1986, as amended.  Upon the closing of the reorganization, the shareholders of B6 Sigma, Inc. will receive 1,000 shares of FrameWaves, Inc. common stock for each share of B6 Sigma, Inc. that they exchange.  On April 12, 2010, the Company canceled 13,000 shares of previously issued common stock.

NOTE 3 – Going Concern

The Company is a development stage company and has incurred monthly losses.  The Company is anticipating the further issuance of common stock through a private offering, and has three contracts totaling $836,000 that have not been entered on the financial statements.  The ability of the Company to continue as a going concern is dependent upon the issuance of additional common stock, and expanding income opportunities.

NOTE 4 – Property and Equipment

The following is a summary of property and equipment, purchased used and depreciated over a period of three years, less accumulated depreciation, as of June 30, 2010:

Furniture and Fixtures	$56,000
Less: accumulated depreciation	(3,889)
Net Property and Equipment	$52,111

Depreciation expense on property and equipment was $3,889 for the period ended June 30, 2010.

NOTE 5 – Organizational Expenditures

The following is a summary of organizational expenditures less accumulated amortization as of June 30, 2010:

Organizational Expenditures	$57,640
Less: accumulated amortization	(6,170)
Net Organizational Expenditures	$51,470

Amortization expense on organizational expenditures was $6,170 for the period ended June 30, 2010.

NOTE 6 – Patents

The following is a summary of patents less accumulated amortization as of June 30, 2010:

Patents	$25,800
Less: accumulated amortization	(211)
Net Patents	$25,589

Amortization expense on patents was $211 for the period ended June 30, 2010.

NOTE 7 – Convertible Notes Payable

Notes payable consisted of the following at June 30, 2010:

Note payable to Dr. Jan Arnett, with interest rate of 12%, unsecured with interest payments payable monthly and the principle balance due June 15, 2015, convertible to common stock at $20 per share.	$100,000

Note payable to Capitol Outdoors, LLC, with interest rate of 12%, unsecured with interest payments payable monthly and the principle balance due June 15, 2015, convertible to common stock at $20 per share.	50,000

Note payable to Lou Nikozsis, with interest rate of 12%, unsecured with interest payments payable monthly and the principle balance due June 15, 2015, convertible to common stock at $20 per share.	50,000

Note payable to Christopher Harrison, with interest rate of 12%, unsecured with interest payments payable monthly and the principle balance due June 15, 2015, convertible to common stock at $20 per share.	100,000

Total	300,000

Less current notes payable	0

Long-term notes payable	$300,000

These notes have subsequently been converted to common stock.

NOTE 8 – Income Taxes

The Company accounts for income taxes in accordance with ASC Topic No. 740, “Income Taxes.”  ASC Topic No. 740 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at June 30, 2010, unused operating loss carryforwards of approximately $186,000, which may be applied against future taxable income and which expire in various years through 2030.  However, if certain substantial changes in the Company’s ownership should occur, there could be an annual limitation on the amount of net operating loss carryforward which can be utilized.  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryfowards (approximately $28,000) at June 30, 2010 and, therefore, no deferred tax asset has been recognized for the loss carryforwards.  The change in the valuation allowance is approximately $28,000 for the period ended June 30, 2010.

NOTE 9 – Loss Per Share

The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the period ended June 30, 2010:

Loss from continuing operations available to common stockholders (numerator)	$(186,812)

Weighted average number of common shares outstanding used in loss per share during the period	189,917

NOTE 10 – Subsequent Events

Subsequent to June 30, 2010 the Company completed a private placement of common stock for $700,000 cash and the conversion of $300,000 in notes payable and accrued interest, a total of 50,800 shares were issued.

On September 13, 2010, we closed a share exchange transaction (the “Reorganization”) with the shareholders of B6 Sigma, Inc., a Delaware corporation (“B6 Sigma”), which resulted in B6 Sigma becoming a wholly-owned subsidiary of Framewaves, Inc. (“Framewaves” or the “Company”).  Each share of B6 Sigma common stock outstanding as at the closing of the Reorganization was exchanged for 6.67 shares of Framewaves common stock.  At the closing, B6 Sigma also acquired and cancelled the 738,000    shares of Framewaves common stock from three Framewaves shareholders for the sum of $195,000.

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined there are no additional events to disclose.